UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 31, 2019

King Merger Sub II LLC

(successor in interest to C&J Energy Services, Inc.)

(Exact name of registrant as specified in its charter)

Delaware	001-38023	81-4808566
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3990 Rogerdale Rd. Houston, Texas		77042
(Address of Principal Executive Office)		(Zip Code)

Registrant’s telephone number, including area code: (713) 325-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	CJ	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02	Termination of a Material Definitive Agreement.

In connection with the consummation of the Merger (as defined below), on October 31, 2019 (the “Effective Date”), C&J Energy Services, Inc. (the “Company”) terminated all outstanding commitments under that certain Asset-Based Revolving Credit Agreement, dated May 1, 2018, among certain subsidiaries of the Company party thereto from time to time, as borrowers, the Company, as parent guarantor, the other guarantors from time to time party thereto, the financial institutions from time to time party thereto as lenders and JPMorgan Chase Bank, N.A., as administrative agent (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). In connection with the termination of the Credit Agreement, on October 31, 2019, all outstanding obligations for principal, interest and fees under the Credit Agreement were paid off in full and all liens securing any obligations under the Credit Agreement were released.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On October 31, 2019, the Company and Keane Group, Inc. (“Keane”) completed its previously announced merger in accordance with the terms of the Agreement and Plan of Merger, dated as of June 16, 2019 (as it may be amended from time to time, the “Merger Agreement”), by and among the Company, Keane and King Merger Sub Corp., a Delaware corporation and wholly-owned subsidiary of Keane (“Merger Sub”), pursuant to which the Company and Keane agreed to combine their respective businesses in a merger of equals. Pursuant to the Merger Agreement, Merger Sub merged with and into the Company, with the Company as the surviving corporation and a wholly owned subsidiary of Keane (the “First Merger”), and immediately thereafter, as part of the same transaction, the Company merged with and into King Merger Sub II LLC, a wholly owned subsidiary of Keane (“LLC Merger Sub”), with LLC Merger Sub continuing as the surviving entity (the “Surviving Company”, such merger, the “Second Merger” and, together with the First Merger, the “Merger”). On the Effective Date, in accordance with the Merger Agreement and as mutually agreed by the Company and Keane, Keane changed its name to “NexTier Oilfield Solutions Inc.” (“NexTier”).

As a result of the Merger, each share of common stock, par value $0.01 per share (the “Company Shares”), of the Company issued and outstanding immediately prior to the effective time of the First Merger (excluding the Excluded Shares (as defined below)) was converted into the right to receive from NexTier 1.6149 fully-paid and non-assessable shares of common stock (the “Exchange Ratio”), par value $0.01 per share, of NexTier (“NexTier Shares”).

The issuance of NexTier Shares in connection with the First Merger was registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to NexTier’s registration statement on Form S-4 (File No. 333-232662), declared effective by the Securities and Exchange Commission (the “SEC”) on September 6, 2019. The joint proxy statement/prospectus (the “Joint Proxy Statement/Prospectus”) included in NexTier’s registration statement contains additional information about the Merger.

The foregoing description of the Merger and the Merger Agreement and the transactions contemplated thereby is not complete and is subject to and qualified in its entirety by reference to the Merger Agreement, a copy of which was included as Annex A to the Joint Proxy Statement/Prospectus, and is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On the Effective Date, NexTier entered into a Second Amended and Restated Asset-Based Revolving Credit Agreement (the “Second A&R ABL Agreement”), by and among NexTier, as parent guarantor, Keane Group Holdings, LLC, as the lead borrower, certain other subsidiaries of NexTier, including LLC Merger Sub, as additional borrowers and guarantors party thereto, the lenders party thereto and Bank of America, N.A., as administrative agent and collateral agent, to the original Asset-Based Revolving Credit Agreement, dated as of February 17, 2017, as amended December 22, 2017. The following is a summary of the material changes to the Second A&R ABL Agreement.

Commitments. The Second A&R ABL Agreement increases the commitments to make revolving credit loans from $300.0 million to $450.0 million, subject to a borrowing base (as described below). In addition, subject to approval by the applicable lenders and other customary conditions, the Second A&R ABL Agreement allows for an additional increase in commitments of up to $200.0 million, an increase from $150.0 million in the previous agreement.

Maturity. The Second A&R ABL Agreement extends the maturity date from December 22, 2022 to October 31, 2024.

Interest. The Second A&R ABL Agreement reduces the interest rate from a rate per annum equal to, at Keane Group Holdings, LLC’s option, (a) the base rate, plus an applicable margin equal to (x) if the average excess availability is less than 33%, 1.00%, (y) if the average excess availability is greater than or equal to 33% but less than 66%, 0.75% or (z) if the average excess availability is greater than or equal to 66%, 0.50%, or (b) the adjusted LIBOR rate for such interest period, plus an applicable margin equal to (x) if the average excess availability is less than 33%, 2.00%, (y) if the average excess availability is greater than or equal to 33% but less than 66%, 1.75% or (z) if the average excess availability is greater than or equal to 66%, 1.50%, to a rate per annum equal to, at Keane Group Holdings, LLC’s option, (a) the base rate, plus an applicable margin equal to (x) if the average excess availability is less than 33%, 0.75%, (y) if the average excess availability is greater than or equal to 33% but less than 66%, 0.50% or (z) if the average excess availability is greater than or equal to 66%, 0.25%, or (b) the adjusted LIBOR rate for such interest period, plus an applicable margin equal to (x) if the average excess availability is less than 33%, 1.75%, (y) if the average excess availability is greater than or equal to 33% but less than 66%, 1.50% or (z) if the average excess availability is greater than or equal to 66%, 1.25%.

Borrowing Base. The amount of loans and letters of credit available under the Second A&R ABL Agreement is limited to, at any time of calculation, an amount equal to (a) 85% multiplied by the amount of eligible billed accounts (with a higher limit for accounts of certain investment grade customers); plus (b) 80% multiplied by the amount of eligible unbilled accounts (with a higher limit for accounts of certain investment grade customers); provided, that the amount attributable to clause (b) may not exceed 35% of the borrowing base (after giving effect to any reserve, this limitation and the limitation set forth in the proviso in clause (c)); plus (c) 85% of the appraised value of eligible inventory and eligible frac iron; provided, that the amount attributable to clause (c) may not exceed 35% of the borrowing base (after giving effect to any reserve, this limitation and the limitation set forth in the proviso in clause (b)); plus (d) 100% of all eligible cash; minus (e) the then applicable amount of all reserves.

Financial Covenants. The Second A&R ABL Agreement requires that, under certain circumstances, the consolidated fixed charge coverage ratio not be lower than 1.0:1.0 as of the last day of the most recently completed four consecutive fiscal quarters for which financial statements were required to have been delivered, including if excess availability (or liquidity if no loan or letter of credit, other than any letter of credit that has been cash collateralized, is outstanding) is less than the greater of (i) 10% of the loan cap and (ii) $30.0 million at any time.

Restricted Payments. The Second A&R ABL Agreement provides additional capacity to make cash dividends and other restricted payments in an aggregate amount not exceeding $50.0 million in any four consecutive fiscal quarter period, and to the extent Consolidated EBITDA in any four consecutive fiscal quarter period equals or exceeds $350.0 million, such amount is increased to $100.0 million for so long as Consolidated EBITDA continues to equal or exceed such threshold.

The foregoing description of the Second A&R ABL Agreement, is not complete and is subject to and qualified in in its entirety by reference to the full text of the Second A&R ABL Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the completion of the Merger, the Company notified the New York Stock Exchange (the “NYSE”) that the Company Shares were converted into the right to receive NexTier Shares and requested the NYSE withdraw the listing of the Company Shares. Upon the Company’s request, on October 31, 2019, the NYSE filed a notification of removal from listing on Form 25 with the SEC with respect to the delisting of the Company Shares. The Company Shares ceased being traded prior to the opening of the market on October 31, 2019, and are no longer listed on the NYSE. In addition, the Company intends to file with the SEC a Form 15 on November 12, 2019 requesting that the reporting obligations of the Company under Sections 13(a) and 15(d) of the Securities Exchange Act of 1934 (as amended, the “Exchange Act”) be suspended.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in Item 1.02, Item 2.01, Item 3.01 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference herein.

At the effective time of the First Merger, each of the Company Shares (other than the Company Shares held by the Company and not held on behalf of third parties (the “Excluded Shares”)) was converted into the right to receive the Exchange Ratio of NexTier Shares.

In addition, in connection with the Merger and pursuant to the Merger Agreement:

•	each Company performance share award that was outstanding immediately prior to the effective time of the First Merger other than a vested Company performance share award was assumed by NexTier and remains subject to the same terms and conditions (including the time-based vesting schedule applicable to such award, but excluding any performance-based vesting requirements) as were applicable to such performance share award, but were converted into an award with respect to a number of NexTier Shares (rounded up or down to the nearest whole share) equal to the product of (i) the number of Company Shares subject to such performance share award and (ii) the Exchange Ratio. For purposes of the immediately prior sentence, the number of Company Shares subject to such performance share award were deemed to be the number of shares subject to the performance share award assuming the applicable performance metrics were achieved at target levels. Vested Company performance share awards were, at the time of the Merger, deemed to have been settled with Company Shares, and the holders thereof received NexTier Shares in the same manner as did holders of Company Shares;

•	each Company restricted share unit award was assumed by NexTier and remains subject to the same terms and conditions as were applicable to such restricted share unit award, but were converted into an award with respect to a number of NexTier Shares equal to the product of (i) the number of Company Shares subject to the restricted share unit award immediately prior to the date of the Merger and (ii) the Exchange Ratio;

•	each Company restricted stock award that was outstanding immediately prior to the Effective Time was assumed by NextTier and remains subject to the same terms and conditions as were applicable to such Company restricted stock award, but were converted into an award with respect to a number of shares of Company common stock (rounded up to the nearest whole share) equal to the product of (i) the number of shares of Company common stock subject to such Company restricted stock award and (ii) the Exchange Ratio;

•	each Company option, whether vested or unvested, that was outstanding immediately prior to the effective time of the First Merger was assumed by NexTier and remains subject to the same terms and conditions as were applicable to such option, but vested and converted into an option to purchase a number of NexTier Shares equal to the product of (i) the number of Company Shares subject to the option immediately prior to the effective time of the First Merger and (ii) the Exchange Ratio (rounded down to the nearest whole share), with per share exercise price equal to (a) the per share exercise price applicable to such option immediately prior to the effective time of the First Merger divided by (b) the Exchange Ratio (rounded to the nearest whole cent); and

•	each outstanding warrant to purchase Company Shares issued pursuant to the Warrant Agreement was deemed exercised on the last trading day prior to the closing date in accordance with the terms and conditions thereof. No warrants to purchase Company Shares were outstanding at the effective time of the First Merger.

Item 5.01	Changes in Control of Registrant.

As a result of the consummation of the First Merger, at the effective time of the Second Merger, the Company became a wholly owned subsidiary of NexTier. The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated into this Item 5.01 by reference herein.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In accordance with the terms of the Merger Agreement, Donald Gawick, Patrick Murray, Stuart Brightman, John Kennedy, Steven Mueller, Amy Nelson, Michael Roemer, and Michael Zawadzki, such members comprising all of the directors of the Company prior to the effective time of the Second Merger, resigned as directors of the Company effective as of the effective time of the Second Merger. None of these resignations were a result of any disagreement with the Company, its management or its board of directors.

Also effective as of the effective time of the Second Merger, each of the Company’s officers ceased his or her respective service as an officer of the Company.

Item 5.03	Amendments to Certificate of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the consummation of the Second Merger, the certificate of formation and limited liability company agreement of LLC Merger Sub as in effect immediately prior to the effective time of the Second Merger, as set forth in Exhibits 3.1 and 3.2 to this Current Report on Form 8-K, became the certificate of formation and limited liability company agreement of the Surviving Company.

The foregoing disclosures are qualified in their entirety by reference to Exhibits 3.1 and 3.2 of this Current Report on Form 8-K, which are incorporated by reference herein.

Item 7.01	Regulation FD Disclosure.

On October 31, 2019, the Company issued a press release announcing the completion of the Merger. A copy of the press release is attached Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information contained in this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the the extent expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit

3.1	Certificate of Formation of the Surviving Company.

3.2	Limited Liability Company Agreement of the Surviving Company.

10.1

Second Amended and Restated Asset-Based Revolving Credit Agreement, dated October 31, 2019, by and among NexTier Oilfield Solutions Inc. (f/k/a Keane Group, Inc.), Keane Group Holdings, LLC, as the Lead Borrower, certain other subsidiaries of NexTier Oilfield Solutions Inc. as additional borrowers, the guarantors party thereto, the lenders party thereto, and Bank of America, N.A., as administrative and collateral agent.

99.1	Press Release dated October 31, 2019.

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KING MERGER SUB II LLC (successor in interest to C&J Energy Services, Inc.)

October 31, 2019	By: NexTier Oilfield Solutions Inc., its managing member

	By:	/s/ Kevin McDonald
	Name:	Kevin McDonald
	Title:	Executive Vice President, Chief Administrative Officer & General Counsel